ONE DATA CENTER PROVIDER. EVERYTHING YOU NEED.
©2019 CoreSite Realty Corporation, All Rights Reserved

Quarter Ended September 30, 2019

2

Company Profile

Low-latency, secure and reliable on-premises access to Amazon, Microsoft, Google, Alibaba Cloud, Oracle and IBM from all eight key North American Markets via inter-site connectivity and a robust set of network service providers.

ONE DATA CENTER PROVIDER. EVERYTHING YOU NEED.

CONNECTIVITY TO NETWORKS AND CLOUDS	LOW LATENCY, EDGE MARKETS, GLOBAL REACH

Connecting to cloud and network providers within the same data center can save thousands of dollars a month in networking and data egress fees while reducing latency

•   Optionality to connect to 775+ cloud, IT and network service providers as business needs evolve

•   27,000+ interconnections

•   Peering and cloud exchanges

•   The CoreSite Interconnect GatewaySM allows customers to rapidly optimize application performance with a 100% managed solution

•   CoreSite’s Inter-Site Connectivity allows SDN connectivity between its markets, enabling access to its national ecosystem

The closer a business is to end users, the easier it is to provide a better experience

•   23 operating data centers in eight major metros that provide access to 75% of US businesses within 5 milliseconds

•   National footprint with international cloud and data center partnerships for multi-market requirements

•   Subsea cables for international reach

HIGH GROWTH, HIGH-DENSITY SOLUTIONS	THE BEST CUSTOMER EXPERIENCE

Cloud connectivity is important, and so is the ability for a data center campus to grow as business evolves

•   The ability to cost-effectively scale from a single cabinet to a large-scale deployment

•   Data center campuses that connect our buildings via short-run dark fiber to a network/cloud dense campus ecosystem

•   Flexible and high-density solutions in many markets

450+ team dedicated to ensuring optimal data center performance and meeting the needs of our 1,350+ customers at all times of day

•   Consistent customer satisfaction demonstrated by customer expansion and retention

•   Dedicated move-in and service representatives, and in-house 24/7 data center operations personnel

•   100% uptime Service Level Agreement with six-nines portfolio uptime

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	3

 Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	Growth %	September 30,	September 30,	Growth %
Summary of Results	2019	2019	2018	Y/Y	2019	2018	Y/Y
GAAP Financial Measures
Operating revenues	$144,891	$142,906	$139,180	4.1%	$426,692	$405,246	5.3%
Net income	22,644	25,743	25,020	(9.5)	74,292	80,865	(8.1)
Net income attributable to common shares	17,450	19,535	18,600	(6.2)	56,646	58,291	(2.8)
Net income per share attributable to common shares - diluted	$0.47	$0.53	$0.52	(9.6)	$1.54	$1.68	(8.3)

REIT Financial Measures(1)
Funds from operations (FFO) to shares and units	$61,736	$61,316	$59,948	3.0%	$183,144	$182,470	0.4%
Adjusted funds from operations (AFFO)	61,171	63,303	57,700	6.0	185,125	171,522	7.9
EBITDAre	74,189	73,052	70,737	4.9	218,320	212,511	2.7
Adjusted EBITDA	77,928	76,669	73,792	5.6	229,108	221,543	3.4
FFO per common share and OP unit - diluted	$1.28	$1.27	$1.25	2.4	$3.80	$3.80	—

	As of
	September 30,		June 30,		March 31,		December 31,		September 30,
	2019		2019		2019		2018		2018

Dividend Activity
Dividends declared per share and OP unit	$1.22		$1.22		$1.10		$1.10		$1.03
TTM FFO payout ratio	92.1%		88.8%		84.9%		82.1%		82.6%
TTM AFFO payout ratio	91.2%		88.6%		87.1%		85.8%		90.0%

Operating Portfolio Statistics
Operating data center properties	23		22		22		22		21
Stabilized data center NRSF	2,335,962		2,277,668		2,320,538		2,318,220		2,318,220
Stabilized data center NRSF occupied	2,110,574		2,078,752		2,128,820		2,151,747		2,141,455
Stabilized data center % occupied	90.4%		91.3%		91.7%		92.8%		92.4%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per cabinet equivalent	$1,590		$1,575		$1,556		$1,547		$1,523
TKD NRSF % occupied	87.5%		88.9%		89.2%		90.3%		89.4%

Market Capitalization & Net Principal Debt
Total enterprise value	$7,287,403		$6,895,883		$6,401,725		$5,345,711		$6,445,083
Total net principal debt outstanding	$1,382,547		$1,314,414		$1,213,706		$1,133,901		$1,074,194

Net Principal Debt to:
Annualized adjusted EBITDA	4.4	x	4.3	x	4.1	x	3.8	x	3.6	x
Enterprise value	19.0%		19.1%		19.0%		21.2%		16.7%

(1)	See reconciliations of non-GAAP measures on page 12 and a discussion of the non-GAAP disclosures in the Appendix.

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	4

CoreSite Reports Third Quarter 2019 Financial Results

-- Delivered $14.4 Million of New and Expansion Sales for the Quarter --

-- Placed in Service 54,000 square feet for Quarter, and 151,000 Year To Date --

-- Pre-leased 74% of Phase 1 Development at LA3 --

DENVER, CO – October 31, 2019 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the third quarter ended September 30, 2019.

Q3 Quarterly Highlights

•	Key Financial Results –
o	Grew operating revenues to $144.9 million, an increase of 4.1% year over year and 1.4% sequentially
o	Delivered net income of $0.47 per common diluted share, a decrease of $0.05 year over year and $0.06 sequentially
o	Generated FFO of $1.28 per diluted share and unit, an increase of $0.03 year over year and $0.01 sequentially
•	Lease Commencements –
o	Commenced 130 new and expansion leases for 78,244 net rentable square feet (“NRSF”), representing $15.7 million of annualized GAAP rent, for an average rate of $200 per square foot
•	Lease Sales Activity –
o	Signed 122 new and expansion leases for 73,144 NRSF and $14.4 million of annualized GAAP rent, for an average rate of $197 per square foot
o

Renewed 299 leases for 123,445 NRSF and $20.4 million of annualized GAAP rent, for an average rate of $165 per square foot, reflecting a decrease of 2.2% in cash rent, an increase of 4.2% in GAAP rent, and 3.1% churn

Q3 2019 Notable Events

•	Delivered SV8 Phase 1 into service with 100% occupancy –
o	Placed into service SV8 Phase 1 for nearly 54,000 NRSF, and commenced the customer lease
o	Construction of SV8 Phase 2 remains on track to be completed in late Q4 2019
•	Executed a Pre-Lease at new Los Angeles Data Center –
o	In September 2019, the Company executed a pre-lease for 74% of LA3 Phase 1
o	Construction is on track to deliver LA3 Phase 1 late Q3 2020

“We continue to execute on our 2019 building blocks for sustainable growth,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “We’re on track to deliver significant new capacity in 2019 and 2020, while creating a pipeline of sustainable and agile capacity additions for future years, thereby increasing our sales opportunities and the ability to grow our customer communities.  We believe our ongoing capacity growth, new connectivity products, and superior customer experience, position us well to benefit from the secular tailwinds for data center space and demand for high-performance hybrid-cloud solutions.”

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	5

Quarter Ended September 30, 2019

Sales Activity

CoreSite achieved new and expansion sales of $14.4 million of annualized GAAP rent for the quarter. This included $4.5 million of core retail colocation sales and $9.9 million of scale leasing.  CoreSite achieved strong new logo sales and ongoing expansion with strategic customers in the third quarter.

“We believe we are well positioned to continue to compete for retail colocation and new logos with our connected campuses, rich ecosystems, and ability to serve the network edge for new and future applications,” said Steve Smith, CoreSite’s Chief Revenue Officer.  “Enterprises are looking for colocation solutions offering direct interconnection to cloud and solution providers for their hybrid and multi-cloud needs to create a seamless service that addresses increased data volumes and end user preferences for very low latency. We continue to focus on winning and growing with these customers as we help solve their dynamic requirements and provide optionality for future needs.”

“We also delivered strong scale leasing this quarter, including a major pre-lease at LA3, and expect to continue to use our increased capacity to compete for scale opportunities with those customers who value and enrich our ecosystem,” said Smith.

Other Financial Results

CoreSite’s $144.9 million of operating revenues for the third quarter included $122.6 million of rental, power and related revenue, $19.1 million of interconnection revenue and $3.2 million of office, light-industrial and other revenue. Net income was $22.6 million for the third quarter, or $0.47 attributable to each common diluted share.

Development Activity

CoreSite continues to execute on its property development pipeline.  After entering 2019 with leasable capacity at a lower level than historical norms, the Company will exit 2019 with leasable capacity and quickly developable incremental capacity at the higher levels experienced in previous years.

•	CoreSite’s ongoing data center development and operational position includes –
o

the ability to increase its occupied footprint of land and buildings, both owned or leased, by about 2.1 million NRSF, or about 99.0%, including space unoccupied, under construction, pre-construction or held for development, and

o	owning (versus leasing) 92.4% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management
•	Completed Construction

During the third quarter, CoreSite completed construction of 54,000 NRSF of its development at SV8 Phase 1 and commenced the customer lease.  For the year to date, the Company has completed and placed into service nearly 151,000 NRSF in 2019.

•	Construction in Progress

The Company continued to advance construction on its data center expansions at BO1, NY2 and SV8, as well as its new developments at CH2 and LA3.  CoreSite successfully pre-leased 74% of Phase 1 of its new data center at LA3, a year in advance of its expected completion.

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Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	6

Quarter Ended September 30, 2019

As of September 30, 2019, CoreSite had a total of approximately 269,000 NRSF of turn-key data center capacity under construction, with $128.9 million incurred to date of the $395.0 million of total estimated costs, as detailed below.

				Costs Incurred	Estimated
			Estimated	To-Date	Total Costs	Percent
Market	Building	NRSF	Completion	(in millions)	(in millions)	Leased

Under Construction:

Data center expansion
Boston	BO1	19,961	Q4 2019	$5.2	$9.0	—%
New York	NY2, Phase 3	34,589	Q1 2020	4.0	46.0	—
San Francisco Bay	SV8, Phase 2	53,728	Q4 2019	13.1	44.0	100.0
San Francisco Bay	SV8, Phase 3	54,056	Q2 2020	—	42.0	—
Total data center expansion		162,334		$22.3	$141.0	33.1%

New development
Chicago	CH2, Phase 1	56,000	Q2 2020	$69.0	$120.0	—%
Los Angeles	LA3, Phase 1	51,000	Q3 / Q4 2020	37.6	134.0	74.3
Total new development		107,000		$106.6	$254.0	35.4%

Total under construction		269,334		$128.9	$395.0	34.0%

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Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	7

Quarter Ended September 30, 2019

Upcoming Conferences and Events

CoreSite’s management will participate in Nareit’s REITworld in Los Angeles, CA on November 12-13th.

In addition, CoreSite will host a Los Angeles Data Center Campus Tour and a Networking Event in Los Angeles, CA on November 11th.

Conference Call Details

CoreSite will host its third quarter 2019 earnings call on Thursday, October 31, 2019, at 12:00 p.m. (Eastern Time).  The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until November 7, 2019, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13695286.  The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its third quarter 2019 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Carole Jorgensen

Vice President Investor Relations and Corporate Communications

303-405-1012
InvestorRelations@CoreSite.com

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Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	8

Quarter Ended September 30, 2019

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the amount of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

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Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	9

Consolidated Balance Sheets

(in thousands, except per share data)

	September 30,	December 31,
	2019	2018
Assets:
Investments in real estate:
Land	$90,300	$86,955
Buildings and improvements	1,896,820	1,730,329
	1,987,120	1,817,284
Less: Accumulated depreciation and amortization	(686,026)	(590,784)
Net investment in operating properties	1,301,094	1,226,500
Construction in progress	389,174	265,921
Net investments in real estate	1,690,268	1,492,421
Operating lease right-of-use assets, net	177,535	190,304
Cash and cash equivalents	4,703	2,599
Accounts and other receivables, net	26,330	18,464
Lease intangibles, net	4,328	6,943
Goodwill	40,646	40,646
Other assets, net	102,932	102,290
Total assets	$2,046,742	$1,853,667

Liabilities and equity:
Liabilities
Debt, net	$1,380,541	$1,130,823
Operating lease liabilities	191,725	202,699
Accounts payable and accrued expenses	132,739	89,315
Accrued dividends and distributions	61,783	55,679
Acquired below-market lease contracts, net	2,562	2,846
Unearned revenue, prepaid rent and other liabilities	34,066	37,672
Total liabilities	1,803,416	1,519,034

Stockholders' equity
Common stock, par value $0.01	373	363
Additional paid-in capital	508,209	491,314
Accumulated other comprehensive loss	(6,666)	(2,193)
Distributions in excess of net income	(321,720)	(246,929)
Total stockholders' equity	180,196	242,555
Noncontrolling interests	63,130	92,078
Total equity	243,326	334,633
Total liabilities and equity	$2,046,742	$1,853,667

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	10

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$122,598	$121,083	$118,590	$361,534	$344,745
Interconnection revenue	19,082	18,776	17,701	56,274	51,683
Total data center revenue	141,680	139,859	136,291	417,808	396,428
Office, light-industrial and other revenue	3,211	3,047	2,889	8,884	8,818
Total operating revenues	144,891	142,906	139,180	426,692	405,246

Operating expenses:
Property operating and maintenance	41,251	38,067	41,161	117,428	112,870
Real estate taxes and insurance	4,973	5,988	4,699	17,157	14,329
Depreciation and amortization	40,546	36,996	36,264	113,188	105,598
Sales and marketing	5,476	5,784	5,180	16,912	15,629
General and administrative	10,671	12,282	10,074	33,123	29,556
Rent	8,331	7,733	7,329	23,752	20,276
Transaction costs	—	—	—	—	75
Total operating expenses	111,248	106,850	104,707	321,560	298,333
Operating income	33,643	36,056	34,473	105,132	106,913
Interest expense	(10,986)	(10,311)	(9,433)	(30,795)	(26,078)
Income before income taxes	22,657	25,745	25,040	74,337	80,835
Income tax (expense) benefit	(13)	(2)	(20)	(45)	30
Net income	22,644	25,743	25,020	74,292	80,865
Net income attributable to noncontrolling interests	5,194	6,208	6,420	17,646	22,574
Net income attributable to common shares	$17,450	$19,535	$18,600	$56,646	$58,291

Net income per share attributable to common shares:
Basic	$0.47	$0.54	$0.52	$1.55	$1.69
Diluted	$0.47	$0.53	$0.52	$1.54	$1.68

Weighted average common shares outstanding:
Basic	36,951	36,463	35,512	36,590	34,505
Diluted	37,132	36,619	35,721	36,763	34,694

(1)

During 2018, the Financial Accounting Standards Board (“FASB”) issued updates to the new lease accounting standard. As a result of the updates we have combined contractual data center rental, power, and tenant reimbursements and other revenue into a single line item as shown below:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Rental revenue	$77,907	$76,529	$74,321	$229,366	$219,497
Power revenue	41,783	41,316	40,967	123,602	116,356
Tenant reimbursement and other	2,908	3,238	3,302	8,566	8,892
Rental, power, and related revenue	$122,598	$121,083	$118,590	$361,534	$344,745

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	11

Reconciliations of Net Income to FFO, AFFO, EBITDAre and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net income	$22,644	$25,743	$25,020	$74,292	$80,865
Real estate depreciation and amortization	39,092	35,573	34,928	108,852	101,605
FFO available to common shareholders and OP unit holders	$61,736	$61,316	$59,948	$183,144	$182,470

Weighted average common shares outstanding - diluted	37,132	36,619	35,721	36,763	34,694
Weighted average OP units outstanding - diluted	11,118	11,599	12,378	11,437	13,342
Total weighted average shares and units outstanding - diluted	48,250	48,218	48,099	48,200	48,036

FFO per common share and OP unit - diluted	$1.28	$1.27	$1.25	$3.80	$3.80

Reconciliation of FFO to AFFO

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
FFO available to common shareholders and unit holders	$61,736	$61,316	$59,948	$183,144	$182,470

Adjustments:
Amortization of deferred financing costs and hedge amortization	901	856	637	2,368	1,756
Non-cash compensation	3,732	3,617	3,052	10,781	8,864
Non-real estate depreciation	1,454	1,423	1,336	4,336	3,993
Straight-line rent adjustment	2,006	1,710	61	4,966	(3,003)
Amortization of above and below market leases	(47)	(86)	(155)	(219)	(494)
Recurring capital expenditures(1)	(2,365)	672	(3,332)	(3,936)	(10,155)
Tenant improvements	(1,001)	(997)	(1,422)	(3,094)	(4,315)
Capitalized leasing costs	(5,245)	(5,208)	(2,425)	(13,221)	(7,594)
AFFO available to common shareholders and OP unit holders	$61,171	$63,303	$57,700	$185,125	$171,522

(1)

Recurring capital expenditures for the three months ended June 30, 2019, and nine months ended September 30, 2019, included and, therefore, is reduced due to a  $1.7 million energy efficiency rebate received from the power utility related to the replacement of our chiller plant at LA2.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDA

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net income	$22,644	$25,743	$25,020	$74,292	$80,865
Adjustments:
Interest expense	10,986	10,311	9,433	30,795	26,078
Income taxes	13	2	20	45	(30)
Depreciation and amortization	40,546	36,996	36,264	113,188	105,598
EBITDAre	$74,189	$73,052	$70,737	$218,320	$212,511
Non-cash compensation	3,732	3,617	3,052	10,781	8,864
Transaction costs / litigation	7	—	3	7	168
Adjusted EBITDA	$77,928	$76,669	$73,792	$229,108	$221,543

For additional discussion of these non-GAAP measures, see the Appendix starting on page 24.

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	12

Operating Properties

	Data Center Operating NRSF
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent		Percent		Percent		Percent	NRSF Under	Development
Market / Facilities	($000)(1)	Total	Occupied(2)	Total	Occupied(2)	Total	Occupied(2)	Construction	NRSF	Total NRSF

San Francisco Bay
SV1	$6,539	88,251	75.8%	—	—%	88,251	75.8%	—	—	88,251
SV2	7,646	76,676	88.0	—	—	76,676	88.0	—	—	76,676
Santa Clara campus(3) (SV3 - SV9)	85,340	669,453	95.9	—	—	669,453	95.9	107,784	200,000	977,237
San Francisco Bay Total	99,525	834,380	93.1	—	—	834,380	93.1	107,784	200,000	1,142,164

Los Angeles
One Wilshire campus
LA1*	30,783	145,776	95.2	17,238	0.6	163,014	85.2	—	10,352	173,366
LA2	54,017	384,965	93.4	39,925	23.6	424,890	86.9	—	—	424,890
LA3	—	—	—	—	—	—	—	51,000	109,000	160,000
LA4*	1,217	21,850	80.6	—	—	21,850	80.6	—	—	21,850
Los Angeles Total	86,017	552,591	93.4	57,163	16.7	609,754	86.2	51,000	119,352	780,106

Northern Virginia
VA1	24,306	198,632	80.5	3,087	—	201,719	79.3	—	—	201,719
VA2	22,482	188,446	99.4	—	—	188,446	99.4	—	—	188,446
VA3	2,744	52,758	100.0	77,646	8.6	130,404	45.6	—	—	130,404
DC1*	3,169	22,137	72.9	—	—	22,137	72.9	—	—	22,137
DC2*	126	—	—	24,563	3.0	24,563	3.0	—	—	24,563
Reston Campus Expansion(4)	—	—	—	—	—	—	—	—	809,742	809,742
Northern Virginia Total	52,827	461,973	90.1	105,296	7.0	567,269	74.7	—	809,742	1,377,011

New York
NY1*	6,037	48,404	89.1	—	—	48,404	89.1	—	—	48,404
NY2	15,896	101,742	94.8	18,121	14.1	119,863	82.6	34,589	81,799	236,251
New York Total	21,933	150,146	93.0	18,121	14.1	168,267	84.5	34,589	81,799	284,655

Chicago
CH1	16,135	178,407	81.2	—	—	178,407	81.2	—	—	178,407
CH2	—	—	—	—	—	—	—	56,000	113,000	169,000
Chicago Total	16,135	178,407	81.2	—	—	178,407	81.2	56,000	113,000	347,407

Boston
BO1	14,634	108,995	74.5	13,735	65.3	122,730	73.5	19,961	110,985	253,676

Denver
DE1*	4,085	14,154	85.4	15,630	22.5	29,784	52.4	—	—	29,784
DE2*	470	5,140	92.7	—	—	5,140	92.7	—	—	5,140
Denver Total	4,555	19,294	87.4	15,630	22.5	34,924	58.3	—	—	34,924

Miami
MI1	1,581	30,176	63.9	—	—	30,176	63.9	—	13,154	43,330
Total Data Center Facilities	$297,207	2,335,962	90.4%	209,945	15.2%	2,545,907	84.2%	269,334	1,448,032	4,263,273

Office & Light-Industrial	8,424	364,941	76.8	—	—	364,941	76.8	—	—	364,941
Reston Office & Light-Industrial(4)	1,223	82,801	100.0	—	—	82,801	100.0	—	(82,801)	—

Total Portfolio	$306,854	2,783,704	88.9%	209,945	15.2%	2,993,649	83.7%	269,334	1,365,231	4,628,214

* Indicates properties in which we hold a leasehold interest.

(1)

On a gross basis, our total portfolio annualized rent was approximately $312.4 million as of September 30, 2019, which includes $5.6 million in operating expense reimbursements under modified gross and triple-net leases.

(2)	Includes customer leases that have commenced as of September 30, 2019. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	91.2%	24.3%	85.7%
Total Portfolio	89.7%	24.3%	85.1%

(3)

On April 12, 2019, we acquired a 3.8-acre land parcel with a single-story office building located adjacent to our Santa Clara campus, for a purchase price of $26 million. We expect to develop approximately 200,000 NRSF turn-key data center building on the acquired land parcel, which we refer to as SV9, as the existing office tenants vacate upon expiration of their leases and upon the receipt of necessary entitlements.

(4)	Included within our Reston Campus Expansion held for development space is 82,801 NRSF which is currently operating as office and light-industrial space.

See Appendix for definitions.

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	13

Leasing Statistics

Data Center Leasing Activity

			GAAP			GAAP
	Leasing	Number	Annualized		Total	Annualized		Rental	Cash	GAAP
	Activity	of	Rent		Leased	Rent per		Churn	Rent	Rent
	Period	Leases(1)	($000)		NRSF	Leased NRSF		Rate	Growth	Growth

New / expansion leases commenced	YTD 2019	389	$31,734	(2)	167,477	$197	(2)
	Q3 2019	130	15,660		78,244	200
	Q2 2019	140	10,248	(2)	65,193	176	(2)
	Q1 2019	119	5,826		24,040	242
	Q4 2018	116	4,356		22,684	192
	Q3 2018	127	5,869		36,576	160

New / expansion leases signed	YTD 2019	378	$48,337		247,943	$195
	Q3 2019	122	14,424		73,144	197
	Q2 2019	135	27,291		142,824	191
	Q1 2019	121	6,622		31,975	207
	Q4 2018	115	4,177		16,125	259
	Q3 2018	120	6,057		31,330	193

Renewal leases signed	YTD 2019	891	$56,340		313,859	$180		8.2%	0.9%	5.9%
	Q3 2019	299	20,365		123,445	165		3.1	(2.2)	4.2
	Q2 2019	328	24,102		121,809	198		2.4	2.6	7.4
	Q1 2019	264	11,873		68,605	173		2.7	3.2	5.9
	Q4 2018	303	22,464		125,078	180		1.9	3.0	7.0
	Q3 2018	300	16,192		97,682	166		2.5	3.2	5.8

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)

During Q2 2019, a  customer’s lease for reserved expansion space commenced. The contractual reservation payment was included in a prior quarter’s GAAP annualized rent. As such, it is excluded from the Q2 GAAP annualized rent; however, the rent per leased NRSF includes the reservation payment.

(3)

The negative cash rent growth for Q3 2019 was primarily the result of the renewal of three scale customers. Excluding these three customers, the remaining renewal volume reflected a positive 2.8% cash rent growth.

New / Expansion Leases Signed by Deployment Size by Period

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
GAAP Annualized Rent ($000)
Core Retail Colocation
< 1,000 NRSF	$2,509	$2,943	$3,921	$2,665	$2,971
1,000 - 5,000 NRSF	2,064	2,376	2,701	1,512	2,117
Total Core Retail Colocation	$4,573	$5,319	$6,622	$4,177	$5,088
Scale Colocation
> 5,000 NRSF	9,851	21,972	—	—	969
Total GAAP Annualized Rent	$14,424	$27,291	$6,622	$4,177	$6,057

MRR per Cabinet Equivalent Billed (TKD Occupied Same-Store)

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	14

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
NRSF Under Lease	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center	—	—%	403,359	13.5%	$—	—%
Unoccupied OLI	—	—	84,760	2.8	—	—
Data center NRSF:
5,000 or less	2,316	91.2	823,718	27.6	140,125	45.7
5,001 - 10,000	38	1.5	257,975	8.6	41,106	13.4
10,001 - 25,000	22	0.9	340,629	11.3	49,333	16.1
Greater than 25,000	7	0.3	303,949	10.2	50,283	16.4
Powered shell	17	0.7	416,278	13.9	16,360	5.3
OLI	138	5.4	362,981	12.1	9,647	3.1
Portfolio Total	2,538	100.0%	2,993,649	100.0%	$306,854	100.0%

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF	($000)(2)	Expiration
Unoccupied data center	—	403,359	13.5%	$—	—%	$—	$—	$—
Unoccupied OLI	—	84,760	2.8	—	—	—	—	—
2019	321	163,821	5.5	26,077	8.5	159	25,925	158
2020	1,288	567,710	19.0	92,713	30.3	163	93,690	165
2021	404	290,049	9.7	47,506	15.5	164	49,948	172
2022	239	312,705	10.4	43,370	14.1	139	46,336	148
2023	63	188,984	6.3	23,449	7.6	124	25,887	137
2024-Thereafter	85	619,280	20.7	64,092	20.9	104	77,466	125
OLI (3)	138	362,981	12.1	9,647	3.1	27	10,216	28
Portfolio Total / Weighted Average	2,538	2,993,649	100.0%	$306,854	100.0%	$122	$329,468	$131

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Represents the final monthly contractual rent under existing customer leases as of September 30, 2019, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. Leases expiring during 2019 include annualized rent of $5.1 million associated with lease terms currently on a month-to-month basis.

(3)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2019	8,604	$191
2020	34,544	1,197
2021	44,567	1,449
2022	75,074	1,414
2023	140,380	3,905
2024 - Thereafter	59,812	1,491
Total OLI	362,981	$9,647

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	15

Geographic and Vertical Diversification

Geographical Diversification

Percentage of Total Data
Metropolitan Market	Center Annualized Rent
San Francisco Bay	33.5%
Los Angeles	29.0
Northern Virginia	17.8
New York	7.4
Chicago	5.4
Boston	4.9
Denver	1.5
Miami	0.5
Total	100.0%

Vertical Diversification

Percentage of Total Data
Vertical	Center Annualized Rent
Enterprise	46.3%
Cloud	30.6
Network	23.1
Total	100.0%

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	16

10 Largest Customers

10 Largest Customers (total portfolio, including data center and office and light-industrial “OLI”)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Cloud	Public Cloud	8	150,376	5.0%	$29,833	9.8%	90
2	Cloud	Public Cloud	11	305,452	10.2	18,209	6.0	61
3	Enterprise	Digital Content	6	118,583	4.0	17,302	5.6	40
4	Enterprise	Travel / Hospitality	3	73,052	2.3	14,840	4.8	18
5	Cloud	Public Cloud	3	118,615	4.0	13,270	4.3	44
6	Enterprise	SI & MSP	3	62,602	2.1	9,271	3.0	7
7	Network	Global Service Provider	8	31,951	1.1	6,328	2.1	32
8	Network	US National Service Provider	16	42,121	1.4	5,245	1.7	45
9	Enterprise	Colocation / Reseller	5	35,202	1.2	4,989	1.6	10
10	Enterprise	SI & MSP	1	18,124	0.6	4,708	1.5	5
	Total / Weighted Average			956,078	31.9%	$123,995	40.4%	48

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of September 30, 2019.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2019.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of September 30, 2019.

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	17

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Data center expansion(1)	$77,325	$106,253	$102,363	$81,749	$60,276
Non-recurring investments(2)	1,701	1,248	1,374	862	1,737
Tenant improvements	1,001	997	1,096	1,155	1,422
Recurring capital expenditures(3)	2,365	(672)	2,243	1,149	3,332
Total capital expenditures	$82,392	$107,826	$107,076	$84,915	$66,767

Repairs and maintenance expense(4)	$3,059	$3,196	$3,532	$3,915	$3,853

(1)

Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital. During the quarter ended June 30, 2019, we incurred $26 million to acquire SV9.

(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3)

Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit. The three months ended June 30, 2019, included and, therefore, is reduced due to a $1.7 million energy efficiency rebate received from the power utility related to the replacement of our chiller plant at LA2.

(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statements of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Stabilized Projects During the Year(1)

	Metropolitan				Cost Per	Percent
Projects / Facilities	Market	Completion	NRSF	Cost(2)	NRSF	Occupied
LA2	Los Angeles	Q2 2019	28,191	$18,135	$643	100.0%
SV8 Phase 1	San Francisco Bay	Q3 2019	53,953	74,889	1,388	100.0
Total completed stabilized			82,144	$93,024	$1,132	100.0%

(1)	Projects that are over 85% occupied upon completion meet our definition of stabilized and are included within the operating properties table on page 13.
(2)

Cost includes capital expenditures related to the specific project / phase and, for SV8, also includes allocations of capital expenditures related to land,  building shell, and infrastructure that were incurred at the beginning of the overall project.

Completed Pre-Stabilized Projects

	Metropolitan				Cost Per	Percent	Percent
Projects / Facilities	Market	Completion	NRSF	Cost(1)	NRSF	Leased(2)	Occupied
BO1	Boston	Q4 2017	13,735	$7,000	$510	66.0%	65.3%
VA1	Northern Virginia	Q4 2017	3,087	1,263	409	—	—
LA2	Los Angeles	Q1 2018	39,925	12,122	304	23.6	23.6
VA3 Phase 1A	Northern Virginia	Q1 2018	26,413	24,289	920	37.4	25.2
DE1	Denver	Q2 2018	15,630	7,581	485	25.6	22.5
NY2	New York	Q2 2018	18,121	13,407	740	68.6	14.1
DC2	Northern Virginia	Q4 2018	24,563	21,512	876	3.9	3.0
LA1	Los Angeles	Q2 2019	17,238	11,635	675	30.4	0.6
VA3 Phase 1B	Northern Virginia	Q2 2019	51,233	53,393	1,042	—	—
Total completed pre-stabilized			209,945	$152,202	$725	24.3%	15.2%

(1)

Cost includes capital expenditures related to the specific project / phase and, for NY2 and VA3 Phase 1A and 1B projects, also includes allocations of capital expenditures related to land,  building shell, and infrastructure that were incurred at the beginning of the overall project.

(2)	Includes customer leases that have been signed as of September 30, 2019, but have not commenced. The percent leased is determined based on leased NRSF as a proportion of total pre-stabilized NRSF.

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	18

Development Summary

Development Completion Timeline

The following chart sets forth the estimated development timeline of megawatts planned to be completed and placed into service in 2019 and 2020 and the actual megawatts placed into service during Q3 2019:

Development Detail

(in thousands, except NRSF and power data)

	Under Construction						Held for Development			Total
			Costs				Estimated			Estimated
	Estimated		Incurred	Estimated	Percent	Power			Power
Projects/Facilities	Completion	NRSF	To- Date	Total	Leased	(MW)	NRSF	Total Cost	(MW)	NRSF	Cost

Data center expansion
BO1	Q4 2019	19,961	$5,236	$9,000	—%	1.5	110,985	$71,200	9.0	130,946	$80,200
LA1	—	—	—	—	—	—	10,352	1,250	0.5	10,352	1,250
MI1	—	—	—	—	—	—	13,154	7,500	1.0	13,154	7,500
NY2
Phase 3	Q1 2020	34,589	4,003	46,000	—	4.0	—	—	—	34,589	46,000
Phase 4	—	—	—	—	—	—	46,699	14,000	5.0	46,699	14,000
Phase 5	—	—	—	—	—	—	35,100	28,000	4.0	35,100	28,000
SV8
Phase 2	Q4 2019	53,728	13,103	44,000	100.0	6.0	—	—	—	53,728	44,000
Phase 3	Q2 2020	54,056	—	42,000	—	6.0	—	—	—	54,056	42,000
VA3
Phase 1C	—	—	—	—	—	—	49,316	30,000	6.0	49,316	30,000
Total data center expansion		162,334	$22,342	$141,000	33.1%	17.5	265,606	$151,950	25.5	427,940	$292,950

New development
Ground-up construction
CH2 Phase 1	Q2 2020	56,000	$69,015	$120,000	—%	6.0	113,000	$80,000	12.0	169,000	$200,000
LA3 Phase 1	Q3 / Q4 2020	51,000	37,578	134,000	74.3	6.0	109,000	72,000	12.0	160,000	206,000
Reston Campus Expansion
Future Phases	—	—	—	—	—	—	760,426	810,000	98.0	760,426	810,000
Pre-construction
SV9(1)	—	—	—	—	—	—	200,000	300,000	24.0	200,000	300,000
Total new development		107,000	$106,593	$254,000	35.4%	12.0	1,182,426	$1,262,000	146.0	1,289,426	$1,516,000

Total development(2)(3)		269,334	$128,935	$395,000	34.0%	29.5	1,448,032	$1,413,950	171.5	1,717,366	$1,808,950

(1)

On April 12, 2019, we acquired a 3.8-acre land parcel with a single-story office building located adjacent to our Santa Clara campus. We expect to develop an approximately 200,000 NRSF turn-key data center building on the acquired land parcel, which we refer to as SV9. We began pre-construction, including environmental permitting and other processes, and will commence development as the existing office tenants vacate upon expiration of their leases and upon receipt of the necessary entitlements.

(2)

In addition to new development and incremental capacity in existing core and shell buildings, we have land adjacent to our NY2 facility, in the form of an existing parking lot. By utilizing this land, we believe we can build approximately 100,000 NRSF of data center capacity in Secaucus, New Jersey, upon receipt of necessary entitlements.

(3)

We have an estimated $25.3 million in deferred expansion capital under construction at multiple properties as of September 30, 2019, of which $6.4 million has been incurred to-date. We estimate approximately $35 million of additional deferred expansion capital may be required in the future to support existing or anticipated future customer utilization.

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	19

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or
	Equivalents	Market Price as of	Market Value
	Outstanding	September 30, 2019	Equivalents
Common shares	37,688	$121.85	$4,592,329
Operating partnership units	10,772	121.85	1,312,527
Total equity			5,904,856
Total net principal debt outstanding(1)			1,382,547
Total enterprise value			$7,287,403

Net principal debt to enterprise value			19.0%

(1)	Net principal debt outstanding includes total principal debt outstanding net of $4.7 million of cash and cash equivalents.

Debt Summary(1)

			Outstanding as of:
		Maturity	September 30,	December 31,
Instrument	Rate(2)	Date(3)	2019	2018
Revolving credit facility	3.47%	4/19/2022	$62,250	$211,500
2020 Senior unsecured term loan	3.12	6/24/2020	150,000	150,000
2021 Senior unsecured term loan	3.42	2/2/2021	100,000	100,000
2022 Senior unsecured term loan	3.42	4/19/2022	200,000	200,000
2023 Senior unsecured term loan	3.77	4/19/2023	150,000	150,000
2023 Senior unsecured notes	4.19	6/15/2023	150,000	150,000
2024 Senior unsecured notes	3.91	4/20/2024	175,000	175,000
2026 Senior unsecured notes	4.52	4/17/2026	200,000	—
2029 Senior unsecured notes	4.31	4/17/2029	200,000	—
Total principal debt outstanding			1,387,250	1,136,500
Unamortized deferred financing costs			(6,709)	(5,677)
Total debt			$1,380,541	$1,130,823
Weighted average interest rate	3.86%

Floating rate vs. fixed rate debt			37% / 63%	54% / 46%

(1)	See the filed Form 10-K and 10-Q for information on specific debt instruments.
(2)	The interest rates above reflect the impacts of interest rate swap agreements.
(3)	The revolving credit facility contains a one-time extension option, which, if exercised, would extend the maturity date to April 2023.

Debt Maturities

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	20

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Interest expense and fees	$13,819	$13,056	$10,143	$38,392	$27,857
Amortization of deferred financing costs and hedge amortization	901	856	637	2,368	1,756
Capitalized interest	(3,734)	(3,601)	(1,347)	(9,964)	(3,535)
Total interest expense	$10,986	$10,311	$9,433	$30,796	$26,078

Percent capitalized	25.4%	25.9%	12.5%	24.4%	11.9%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans and Notes
		September 30,		June 30,		March 31,		December 31,		September 30,
	Required Compliance	2019		2019		2019		2018		2018

Fixed charge coverage ratio	Greater than 1.50x	5.9	x	6.1	x	6.6	x	7.0	x	7.4	x
Total indebtedness to gross asset value	Less than 60%	29.3%		27.4%		26.3%		25.3%		24.8%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%

				Pro Forma(1)
Revolving credit facility availability		$450,000		$450,000		$450,000		$450,000		$450,000
Borrowings outstanding		(62,250)		—		—		(211,500)		(154,500)
Outstanding letters of credit		(4,879)		(4,879)		(4,879)		(4,879)		(4,879)
Current availability		$382,871		$445,121		$445,121		$233,621		$290,621

(1)

During April 2019, we entered into a note purchase agreement to issue and sell an aggregate principal amount of $200 million of 4.11% Series A Senior Notes and $200 million of 4.31% Series B Senior Notes (together, the “Notes”). An aggregate principal amount of $200 million of the Series A Senior Notes and $125 million of the Series B Senior Notes were issued on April 17, 2019. The remaining $75 million of the Series B Senior Notes was issued on July 17, 2019. The proceeds from the Notes were used to pay down outstanding amounts on the revolving portion of our senior unsecured credit facilities. The revolving credit facility availability, borrowings outstanding, and current availability as of March 31, 2019, and June 30, 2019, have been adjusted to reflect these subsequent debt financing transactions.

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	21

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q3 2019	Annualized
Operating Income	$33,643	$134,572
Adjustments:
Depreciation and amortization	40,546	162,184
General and administrative	10,671	42,684
Net Operating Income	$84,860	$339,440

Cash Net Operating Income (Cash NOI)
Net Operating Income	$84,860	$339,440
Adjustments:
Straight-line rent	2,006	8,024
Amortization of above and below-market leases	(47)	(188)
Cash NOI	$86,819	$347,276

Cash NOI with backlog (85.1% leased)(1)	$89,792	$359,168
Cash stabilized NOI (93% leased)	$98,128	$392,512

Development Projects

Data Center Projects Under Construction
TKD construction in progress(2)	$128,935
Remaining spend(2)	266,065
Total	$395,000

Targeted stabilized annual yields	12 - 16%
Annualized pro forma NOI range	$47,400 - 63,200

Other Assets and Liabilities

Other Assets
Remaining construction in progress(3)	$260,239
Cash and cash equivalents	4,703
Accounts and other receivables	26,330
Other tangible assets	34,436
Total other assets	$325,708

Liabilities
Principal debt	$1,387,250
Accounts payable, accrued expenses and other liabilities	166,805
Accrued dividends and distributions	61,783
Total liabilities	$1,615,838

Weighted average common shares and units - diluted	48,250

(1)	Cash NOI with backlog includes cash backlog as of September 30, 2019, less any leasing of currently occupied NRSF and data center projects under development.
(2)	Does not include spend associated with leasing commissions. See page 19 for further breakdown of data center projects under construction.
(3)

Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	22

2019 Guidance

(in thousands, except per share data)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

		2019(1)			Implied
	Low	High	Mid	2018	Growth(2)
Net income attributable to common shares	$2.04	$2.10	$2.07	$2.22	(6.8)%
Real estate depreciation and amortization	3.03	3.03	3.03	2.84
FFO per common share and OP unit - diluted	$5.07	$5.13	$5.10	$5.06	0.8%

Projected operating results:
Total operating revenues	$570,000	$580,000	$575,000	$544,392	5.6%
Interconnection revenues	74,000	77,000	75,500	69,709	8.3
General and administrative expenses	44,000	46,000	45,000	40,090	12.2

Net Income	$98,000	$103,000	$100,500	$106,763	(5.9)%
Depreciation and amortization	151,500	151,500	151,500	141,633	7.0
Other adjustments(3)	56,500	56,500	56,500	47,722	18.4
Adjusted EBITDA	$306,000	$311,000	$308,500	$296,118	4.2%

Guidance drivers:
Annual rental churn rate	9.0%	11.0%	10.0%	7.7%
Cash rent growth on data center renewals(1)	1.0%	2.0%	1.5%	3.6%
Capitalized interest	24.0%	28.0%	26.0%	17.9%
Sales and marketing expense as a percentage of revenue	3.9%	4.1%	4.0%	3.9%

Capital expenditures:
Data center expansion	$405,000	$465,000	$435,000	$246,728
Non-recurring investments	5,000	10,000	7,500	5,886
Tenant improvements	5,000	10,000	7,500	5,470
Recurring capital expenditures	10,000	15,000	12,500	11,304
Total capital expenditures	$425,000	$500,000	$462,500	$269,388

(1)	Cash rent growth on data center renewals has been updated since Q2 2019.
(2)	Implied growth is based on the midpoint of 2019 guidance.
(3)	Refer to the appendix for the adjustments made to net income to calculate adjusted EBITDA.

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	23

Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs and hedge amortization
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Plus: Original issuance costs associated with redeemed preferred stock
7.	Plus / Less: Net straight line rent adjustments (lessor revenue and lessee expense)
8.	Plus / Less: Net amortization of above and below market leases
9.	Less: Recurring capital expenditures
10.	Less: Tenant improvements
11.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	24

Appendix

Data Center Leasing Metrics

•

Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized cash rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.

•

Cash and GAAP Rent Growth – represents the change in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Development Summary for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDAre and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	25

Appendix

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. We calculate FFO in accordance with the standards established by Nareit. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

GAAP Annualized Rent

Represents the monthly average contractual rent as stated on customer contracts, multiplied by 12. This amount is inclusive of any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Monthly Recurring Revenue per Cabinet Equivalent Billed

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue, including rental, power, and interconnection revenue and operating expense reimbursement, under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	26

Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the Company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The estimates are based on current construction plans and expectations regarding entitlements, and they are subject to change based on current economic conditions, final zoning approvals, and the supply and demand of the market. The estimated NRSF for new development projects is based on the entire building size. NRSF placed into service may change depending on the final construction and utilization of the built space.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

NRSF Pre-Construction

Represents NRSF for which the projects are in the design and permitting stage. Construction will commence upon receipt of the applicable permits. The estimated completion dates are subject to change based on the timing of final design and permitting approvals.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2017, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2017. The turn-key same-store space as of December 31, 2017, is 1,771,880 NRSF. We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

Quarter Ended September 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	27